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                                                                    Exhibit 23.1

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 1, 2002, except for the fifth paragraph of
Note 1 as to which the date is June 18, 2002, in the Registration Statement (Form S-3) and related Prospectus of ISTA Pharmaceuticals, Inc. for the registration of 100,000 shares of its common stock.


                              /s/ Ernst & Young LLP

San Diego, California
June 18, 2002